Exhibit 99.1

C-Chip Technologies Corporation
4710 St. Ambroise, Suite 227, Montréal, Quebec, H4C 2C7
(514) 337-2447 // 1 877 339-CHIP // info@C-Chip.com

C-Chip Reports its Results for the First Quarter: On Track with Management Expectations

MONTREAL--(BUSINESS WIRE)--Nov. 16, 2004--C-Chip Technologies Corporation (OTCBB:CCHI - News; FRANKFURT:CCHI) (Frankfurt WKN: 255471) is pleased to report its results for the first quarter ended September 30, 2004. Results are in line with management expectations. For the first quarter ended September, 2004, we achieved consolidated revenue of $640,030 compared to none in the same period last year. For the first 3-month period ended September 30, 2004, our net loss per share was $0.02 compared to $0.06 in the prior year. As of September 30, 2004, our working capital stood at almost $1.2 million which compared to a working capital slightly higher than $1.5 million as of June 30, 2004.

Since our acquisition of the C-Chip technology in January 2003, our company is involved in M2M (machine to machine, mobile to machine) communications with a focus on security solutions and services targeting businesses. On the technology side, we develop solutions which use integrated wireless communications, RFID technology, transaction processing, software applications and the Internet, and when location is required, Global Positioning System (GPS) technology to enable users to efficiently access, control, manage and monitor remote assets. Our solutions are designed to be easy-to-use and cost-effective.

We offer our customers the use of our website to remotely access, control, locate and monitor different types of equipment or services, essentially for increased security. Our solutions allow users to remotely control and/or monitor the use of certain targeted equipments, or to track the whereabouts of personnel, from anywhere to almost anywhere in North America. We believe our security solutions provide significant value to business users by increasing the efficiency of their operations and lowering their costs.

Our security solutions are within the "telemetric" industry. Telemetric refers to the ability to remotely access, control, locate and manage different products or services. The telemetric sector is a new and emerging industry poised for explosive growth over the next 3-5 years.

Our Security Services

In February 2004, to ensure that we would be able to provide a wide range of security services to businesses, we purchased Canadian Security Agency (2004) Inc., a private Montreal-based business established in 1984 that provides security services to large corporate accounts. With this acquisition we now are able to offer large and medium sized corporations a wide range of security services, including guards, surveillance and investigation, undercover and electronic monitoring operations. Further, the addition of Canadian Security Agency has given us instant access to an established clientele and, hence, potential cross marketing opportunities for our telemetric solutions that we have developed and are now marketing for the security industry. This is a business strategy that we intend to pursue further.

Currently, the security industry is estimated to be generating $100 billion in revenue in North America alone, growing at an annual rate of 15% per year according to industry experts. With thousands of companies presently in operation, the security industry is highly fragmented and, in our view, prone to consolidation. Since 9/11 and its aftermath, world events have reinforced our opinion that the security industry offers significant opportunity for growth and our goal is to quickly attain a leading position within this industry, both from internal growth and through acquisitions. We have already identified different potential acquisitions in the security sector and we are currently in discussions with a number of interesting candidates to conclude a transaction.

C-Chip Technologies Corporation
4710 St. Ambroise, Suite 227, Montréal, Quebec, H4C 2C7
(514) 337-2447 // 1 877 339-CHIP // info@C-Chip.com

Our Security Products

Within the security sector, our core technology is readily applicable as a credit and asset management solution. Our technology is also applicable with anti-theft solutions for automotive products. In fact, because there is a large, readily available market for telemetric applications for automotive products, management has positioned its initial product solutions toward this industry.

Our current product solutions include:

1.     The Credit-Chip: The Credit-Chip is a unidirectional communication benefit-denial receiver that can be incorporated into any vehicle. It offers the credit grantor, using a simple web-based application, the ability to "turn on"/"turn off" leased or financed vehicles by connecting a C-Chip sensor to the starter. The Credit-Chip is designed as a security solution enabling the credit grantor the ability to enforce schedule of payment and to prevent usage of vehicles for which payments are not remitted.

2.     The SHADOW Series: This product has the same capabilities as the Credit-Chip, but adds two-way communication as well as GPS location / tracking and other monitoring features. Our SHADOW is very small - about the size of a pack of cigarettes, and is one of the lowest priced tracking devices available on the market today. Versatile in its design, the SHADOW offers different security applications for businesses. As with the Credit-Chip, the SHADOW can be used by the credit grantor to enforce schedule of payment - the perfect tool for mid to high-end vehicles where the credit grantor may want to repossess the vehicle(s) rapidly in case of default in payment to minimize any loss in value of the vehicle. The SHADOW can also be used by insurance companies to locate and immobilize a stolen asset increasing the likelihood of a rapid recovery, the latter impacting positively on the sums to be disbursed to policy holders and, in turn, on return of capital. Finally, the SHADOW can be used by any business with a fleet of vehicles on the road to monitor routes followed, time spent at customer's premises and to increase dispatching efficiencies, all contributing to increased revenue and lowered operating costs.

3.     The HAWK Series: Our basic product is a wireless anti-theft devicethat uses RFID technology to identify authorized users. RFID technology enables the identification of authorized users through the use of radio frequency. A transponder is attached to the key chain that talks to a wireless switch. If the transponder does not talk to the switch, the power sport vehicle will not start. To improve the security features of the HAWK, a tilt sensor and alarm can easily be added. Specifically developed for power sport vehicles, the HAWK is considered to be among the best anti-theft devices available on the market today.

4.     The FALCON Series: This product is also a wireless anti-theft device that uses RFID technology to identify authorized users. RFID technology enables the identification of authorized users through the use of radio frequency. A transponder is attached to the key chain that talks to wireless switches. If the transponder does not talk to the switches, the car will not start. Switches can be installed to the starter, fuel pump, transmission, ignition, door locks, or any combination thereof. As wireless links are used, they are virtually impossible to locate since they can be installed almost anywhere in the vehicle.

We have targeted our initial security solutions to the large automotive sector, but our basic technology has applications for a variety of assets which span several business sectors including industrial equipment, office equipment and consumer electronic products. Our R&D team is currently working on expanding the potential applications of our technology. In parallel, we are continuously on the lookout to acquire technology and/or product solutions that would be complementary to our current product offerings, or that we could potentially leverage through our existing customers.

C-Chip Technologies Corporation
4710 St. Ambroise, Suite 227, Montréal, Quebec, H4C 2C7
(514) 337-2447 // 1 877 339-CHIP // info@C-Chip.com

We are now instituting a comprehensive sales and marketing strategy making the transition from being a company focusing almost solely on product development and testing, to an entity driven by sales and marketing.

In July, we entered into a sales and distribution agreement with Northland Auto Enterprises whose distribution network includes about 200,000 new and used car dealers across the United States. The agreement involves the nationwide distribution of our complete line of products offering for the automotive industry. Under the agreement, Northland will market our products under their private label and has committed to a minimum purchase to our Company worth approximately $10 million. As already indicated in previous releases, Northland's ramping up has been slower than what we had expected. At this time, while we do not anticipate that Northland's minimum purchase commitment to our Company will materialize in the forecasted period, we nevertheless remain confident that Northland will generate significant revenues for our Company and we have recently launched a major marketing campaign to support their efforts to bring our products to mass automotive retailers and car dealers. We expect that these added efforts will bring results to our Company in the early part of 2005.

Also in July, we announced our intent to form an alliance with Nexus(3) for the distribution of our security products to the Power Sports vehicle (PS) market (motorcycles, ATVs, PWCs and snowmobiles). Thus far, Nexus(3) has been actively working at putting in place a business plan to aggressively sell our products to the PS market under their own private label. Nexus(3) presently has a list of 1200 pre-qualified dealers in Canada and 4000 in the US. As it stands, looking at the seasonality of the power sport industry, while we expect some revenue from Nexus3 in the current quarter, most of the revenue to be derived from Nexus3 is expected to come in the first and second quarters of 2005.

In September, we also concluded a sales and distribution agreement with Paging Network of Canada Inc. (PageNet) for the marketing and selling of our SHADOW. PageNet is Canada's largest paging-only and wireless messaging company with approximately 250,000 customers. As PageNet requirements necessitate customization to our off-the-shelf solution, we only expect PageNet to begin contributing to our revenues in the early part of 2005.

More recently, we announced that we had entered into a Letter of Intent with Broadfield Partners to form a comprehensive alliance for the distribution of our products in Europe. The agreement involves the establishment of a subsidiary in the Netherlands to organize, manage and supervise the distribution of our complete product offerings for the Benelux countries and the rest of Europe. This new subsidiary will be managed and funded by Broadfield Partners. In Europe, our plan is to initially focus on the marketing and selling of our anti-theft solutions developed for the vehicle and power sport market, namely; the Falcon and Hawk series. While Europe represents a very significant market opportunity for our company, we realistically expect to only begin generating revenues from that market in the latter part of first quarter of 2005, or early in second quarter of 2005.

Our marketing department is expected to undergo a wide variety of activities, such as awareness and lead generation programs and product management. These activities will include public relations, seminars, direct mail, trade shows, and co-marketing and co-branding with current partners. Currently, we have scheduled to attend five trade shows between now and next February, and we have just returned from the SEMA show in Las Vegas where the reception for our product offering was excellent. We expect that the stones that we have laid out in the past few months and that we are continuing to lay out will transform themselves into significant revenues for our company in the not too distant future.

C-Chip Technologies Corporation
4710 St. Ambroise, Suite 227, Montréal, Quebec, H4C 2C7
(514) 337-2447 // 1 877 339-CHIP // info@C-Chip.com

About C-Chip Technologies Corporation

C-Chip Technologies Corporation operates in the security industry. We are positioned in an emerging and rapidly growing industry that is about interconnecting machines with IT infrastructures and mobile assets.

We integrate wireless communications, on-line transactions, software applications, RFID technology, the Internet and, when location is required, GPS technology to enable business users to efficiently access, control and manage remote assets at low costs. We provide corporations and institutions security solutions for well-identified business needs The Company's goal is to be recognized as a leading provider of security services, credit and asset management solutions used by corporations, financial institutions, insurance companies, car rental companies and urban fleet managers

About the C-Chip(TM) Technology

The C-Chip(TM) technology is a new wireless, web-based set of communication tools that offers business users remote access, control, and monitoring of a wide range of assets, including vehicles, office equipment and industrial machinery. It allows selective enabling, disabling and any other commands at will, from anywhere to practically anywhere in North America using the Internet. Applications for the C-Chip(TM) technology offer significant opportunities within the security industry, particularly as anti-theft, credit and asset management solutions. Detailed information on the technology and its applications is available on our web-site at www.c-chip.com

Contact:

Stephane Solis
C-Chip Technologies Corporation
President & CEO
(514) 337-2447
ssolis@c-chip.com

FORWARD-LOOKING-STATEMENT: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks and uncertainties, including the effect of changing economic conditions, competition within the credit and security industry, customer acceptance of products and other risks and uncertainties. Such forward-looking statements are not guarantees of performance, and C-Chip Technologies Corporation results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release, and C-Chip Technologies Corporation undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.